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                                                                    EXHIBIT 10.6
                                                     CONFORMED COPY

                                 PROMISSORY NOTE


US $1,460,000.00                                      Dated:  November 24, 1999

       FOR VALUE RECEIVED, the undersigned, Alan G. Spoon and Terri Spoon ("Mr. Spoon"), husband and wife currently residing at 7300 Loch Edin Court, Potomac, Maryland 20854 (collectively, the "Borrowers"), jointly and severally, HEREBY PROMISE TO PAY to the order of The Washington Post Company (the "Lender") the principal sum of One Million Four Hundred Sixty Thousand Dollars (US $1,460,000.00), or, if less, the aggregate principal amount of advances made by the Lender to the Borrowers outstanding on the Final Payment Date.

       Interest on the loan is calculated using the daily borrowing rate of the company as determined by its borrowing under the Commercial Paper Program.

       Both principal and interest are payable in lawful money of the United States of America to the Lender.

       The principal amount herewith then shall be due in full and payable as follows:

       (i) at the time of settlement on the Tender Offer; or

       (ii) from time-to-time until paid in full on the date any bonus is paid to Mr. Spoon from the Lender on any of the Company's bonus programs including the Annual Incentive Compensation Plan or the Long-Term incentive Compensation Plan of The Washington Post Company; or

       (iii) within ten (10) days of Mr. Spoon's no longer being employed by the Lender for any reason or no reason (other than by reason of death or total disability).

       If this Promissory Note shall not be paid when due and shall be placed by the holder hereof in the hands of any attorney for collection, through legal proceedings or otherwise, the Borrowers will pay a reasonable attorney's fee to the holder hereof together with reasonable costs and expenses of collection.

       The Borrowers jointly and severally agree that all the proceeds of the loan represented by this Promissory Note shall be used towards the purchase of stock of The Washington Post Company in conjunction with the exercise of options under the Company's Stock Option Plan.

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       Nothing in this Promissory Note shall be construed to create a contract of employment.

       Each of the Borrowers expressly waives presentment, dishonor, protest and demand, diligence, notice of protest of demand and of dishonor, notice of nonpayment and any other notice otherwise required to be given under law in connection with the delivery, acceptance, performance, default, enforcement or collection of this Promissory Note. Each of the Borrowers also waives trial by jury in any action brought on or with respect to this Promissory Note.

       No consent or waiver by the holder hereof with respect to any action or failure to act which, without such consent or waiver, would constitute a breach of any provision of this Promissory Note shall be valid and binding unless in writing and signed by both the Borrowers and the holder hereof.

       All agreements between the Borrowers and the Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration or maturity of the indebtedness or otherwise, shall the amount paid or agreed to be paid to the Lender for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstance the Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest.

       This Promissory Note shall be governed by and construed in accordance with the laws of the District of Columbia.

       IN WITNESS WHEREOF, the Borrowers have caused this Promissory Note to be executed as of the day and year first above written.


WITNESS

/s/ Wendy Bannahan                  /s/ Alan G. Spoon                 11/24/99
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                                    Alan G. Spoon


/s/ Wendy Bannahan                  /s/ Terri Spoon                   11/24/99
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                                    Terri Spoon